United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on May 19, 2005. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of March 31, 2005.

Message from the President and CEO

Kansas City Life opened the year with a solid first quarter, recording net income of $8.0 million or $0.67 per share. These results represent a 42% improvement over last year’s $5.6 million or $0.47 per share. The increase was primarily the result of reduced policyholder benefits, interest credited to account balances and operating expenses. These improvements were partially offset by lower net investment income and insurance revenues.

Insurance revenues were 3% lower in the first quarter, due to lower premiums and an increase in reinsurance premiums ceded. However, production from new sales in the first quarter offered mixed results. New premiums for life insurance and annuities increased 30% and accident and health decreased 45%, resulting in total new premiums having decreased by 2%. New deposits declined 25%, primarily due to a 37% decrease in sales of fixed deferred annuities and a 3% decline in new universal life deposits.

Net investment income declined 4% due to reduced investment yields. The yields earned on the Company's investments continue to be negatively affected by the low interest rate environment. However, the Company recorded realized investment gains of $1.3 million, an increase of $0.5 million over the prior year period.

Policyholder benefits declined 9% due to favorable mortality experience. Interest credited to policyholder account balances declined 5% due to lower crediting rates, which were primarily the result of reduced investment yields. The Company realized an operating expense reduction of $2.0 million or 8%. Approximately half of these savings were generated by the integration of the GuideOne operating activities into the home office. It is anticipated that expense savings from the GuideOne consolidation will continue to emerge over the year.

On May 9, 2005, the Board of Directors declared a quarterly dividend of $0.27 per share, unchanged from the prior year, that will be paid May 24, 2005 to stockholders of record as of May 19, 2005.

The Company is focused on increasing revenues by expanding its traditional distribution network of independent agents and improving the support provided by our home office in servicing agents and policyholders. Further, our efforts continue to be concentrated on increasing life insurance sales, which we believe meets the needs of an underserved market and provides for quality long-term growth.

Consolidated
Balance Sheets (Unaudited)
(Thousands)

	March 31	December 31
	2005	2004
Assets
Investments:
Fixed maturity securities available
for sale, at fair value	$2,949,303	$2,962,114
Equity securities available
for sale, at fair value	59,259	63,099
Mortgage loans	445,479	430,632
Short-term investments	19,257	67,980
Other investments	197,124	202,146

Total investments	3,670,422	3,725,971

Cash	7,739	4,147
Deferred acquisition costs	229,619	229,712
Value of business acquired	94,679	96,853
Other assets	266,599	255,480
Separate account assets	346,857	353,983
Total assets	$4,615,915	$4,666,146

Liabilities
Future policy benefits	$860,034	$859,890
Policyholder account balances	2,297,039	2,299,647
Notes payable	72,279	92,220
Income taxes	38,382	53,703
Other liabilities	327,349	313,807
Separate account liabilities	346,857	353,983

Total liabilities	3,941,940	3,973,250

Stockholders’ equity
Common stock	23,121	23,121
Additional paid in capital	24,486	24,279
Retained earnings	738,238	733,499
Accumulated other
comprehensive income	3,768	26,231
Less treasury stock	(115,638)	(114,234)

Total stockholders’ equity	673,975	692,896

Total liabilities and equity	$4,615,915	$4,666,146

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Income (Unaudited)
(Thousands, except share data)

	Quarter ended
	March 31
	2005	2004
Revenues
Insurance revenues:
Premiums	$46,425	$47,051
Contract charges	28,762	29,149
Reinsurance ceded	(13,609)	(12,518)
Total insurance revenues	61,578	63,682
Investment revenues:
Net investment income	48,790	50,727
Realized investment gains	1,335	803
Other revenues	2,567	2,534
Total revenues	114,270	117,746

Benefits and expenses
Policyholder benefits	45,721	50,468
Interest credited to policyholder account balances	23,213	24,309
Amortization of deferred acquisition costs
and value of business acquired	10,665	9,848
Operating expenses	23,778	25,739
Total benefits and expenses	103,377	110,364

Income before income tax expense	10,893	7,382

Income tax expense	2,933	1,787

Net income	$7,960	$5,595

Per common share:
Net income, basic and diluted	$0.67	$0.47

Cash dividends	$0.27	$0.27

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Cash Flows (Unaudited)
(Thousands)

	Quarter ended
	March 31
	2005	2004

Operating activities
Net cash provided	$9,397	$19,801

Investing activities
Purchases of investments:
Fixed maturity securities	(164,111)	(214,806)
Equity securities	(690)	(1,304)
Mortgage loans	(37,467)	(9,982)
Other investment assets	(201,184)	(220,241)
Sales of investments:
Fixed maturity securities	38,656	25,055
Equity securities	3,978	1,030
Other investment assets	254,527	239,704
Maturities and principal paydowns
of other investments	116,557	136,003
Net additions to property and
equipment	(303)	(428)
Net cash provided (used)	9,963	(44,969)

Financing activities
Proceeds from borrowings	22,263	915
Repayment of borrowings	(42,204)	(3,689)
Deposits on policyholder account
balances	63,815	68,343
Withdrawals from policyholder
account balances	(55,667)	(49,420)
Net transfers to separate accounts	(1,362)	(3,213)
Change in other deposits	1,805	3,504
Cash dividends to stockholders	(3,221)	(3,325)
Net disposition (acquisition) of
treasury stock	(1,197)	114
Net cash provided (used)	(15,768)	13,229

Increase (decrease) in cash	3,592	(11,939)
Cash at beginning of year	4,147	20,029

Cash at end of period	$7,739	$8,090

See accompanying Notes to Consolidated Financial Statements.

Notes

•	Comprehensive income (loss) was ($14,503) and $31,498 for 2005 and 2004, respectively. This varies from net income due to unrealized gains or losses on investments.

•	Income per common share is based upon the weighted average
number of shares outstanding during the quarter, 11,928,929
shares (11,925,257 shares - 2004).

•	These financial statements are unaudited but, in management’s opinion, include all adjustments necessary for a fair presentation of the results.

•	Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By:/s/William A. Schalekamp

William A. Schalekamp,

Senior Vice President,

General Counsel & Secretary

May 19, 2005

(Date)